Exhibit 10.10

SECURED PROMISSORY NOTE

U.S. $5,000,000.00	Dated: January 12, 2010

FOR VALUE RECEIVED, the undersigned, Luna Innovations Incorporated, a Delaware corporation, and Luna Technologies, Inc., a Delaware corporation (individually and collectively, called the “Borrower”), HEREBY UNCONDITIONALLY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Hansen Medical, Inc., a Delaware corporation (the “Lender”), the principal sum of FIVE MILLION UNITED STATES DOLLARS (U.S. $5,000,000.00), in sixteen (16) equal consecutive installments, commencing on April 12, 2010, with subsequent installments payable on the last Business Day of each July, October, January and April (each a “Payment Date”) of each calendar year thereafter in accordance with the amortization schedule set forth on Exhibit A attached hereto, and with the last such installment to be due and payable on January 31, 2014 (as the same may be accelerated as provided herein, the “Maturity Date”) and in the amount necessary to repay in full the unpaid principal balance hereof.

The Borrower further promises jointly and severally, as primary obligors and not as secondary obligors, sureties, guarantors or accommodation makers, to pay interest on the outstanding principal amount of this Promissory Note (this “Note”) from the date hereof until the Maturity Date, at a rate per annum equal at all times to eight and one half percent (8.5%) per annum, payable quarterly in arrears on each Payment Date, on the date of any prepayment of the Note, and on the Maturity Date in accordance with the amortization schedule set forth in Exhibit A attached hereto.

Upon the occurrence and during the continuance of an Event of Default hereunder, interest hereon shall accrue at a rate per annum which is 5% higher than the rate of interest set forth above; provided that payment of any such interest at such rate shall not constitute a waiver of any Event of Default and shall be without prejudice to the right of the Lender to exercise any of its rights and remedies hereunder. All computations of interest shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, prior to 3:00 p.m. (Eastern time), to Lender into the account specified in Exhibit B, or such other account as is designated in writing by Lender to the Administrative Borrower not less than 5 Business Days prior to any date scheduled for payment hereunder. Borrower shall be entitled to pay such amounts to the last account designated by Lender (or as specified in Exhibit B if there has been no designation following the date of this Note) in the absence of any subsequent re-designation. For the purposes of this Secured Promissory Note, “Administrative Borrower” shall mean Luna Innovations Incorporated.

Whenever any payment hereunder shall be due on a day other than a Business Day (as defined below), then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day other than a Saturday or a Sunday on which banks are open for business in California and Virginia.

The Borrower agrees to make all payments under this Note and under any Collateral Document (as defined below) without setoff or deduction. Notwithstanding anything to the contrary herein, to the extent the Lender receives any payment on this Note that it later has to disgorge, remit, pay over or otherwise part, such amount shall be deemed to have never been paid under this Note.

Notwithstanding anything to the contrary herein, in no event shall the Borrower be obligated to pay the Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law, including the Bankruptcy Code applicable pursuant to the Amended Plan of Reorganization.

The Borrower may at any time and from time to time, prepay the outstanding amount hereof in whole or in part, without premium or penalty. Partial prepayments shall be in an aggregate principal amount of at least $50,000 or a greater amount which is an integral multiple of $5,000. Prepayment may also be made under Section 4.1.4 of the Development and Supply Agreement between Borrower and Lender of even date herewith. Partial prepayments shall first be applied to the outstanding principal balance hereunder (and Exhibit A shall be amended accordingly).

Together with any prepayment hereunder, the Borrower shall pay accrued interest to (but excluding) the date of such prepayment on the principal amount prepaid.

As used herein, “GAAP” means generally accepted accounting principles in the United States as in effect from time to time; “Guarantor” means any guarantor hereof; “Guaranty” means any guaranty hereof provided by a Guarantor; “Indebtedness” means any indebtedness or obligation for borrowed money, the deferred purchase price of property or leases which would be capitalized in accordance with GAAP, any reimbursement and other payment obligations in respect of letters of credit and surety or performance bonds, and all net payment obligations in respect of derivative products; and any payment liability as a surety, guarantor, accommodation party or otherwise for or upon the indebtedness or obligation of any other Person of the nature described above; “Lien” means any mortgage, deed of trust, pledge, security interest, charge or real estate encumbrance, lien (statutory or other), or other similar preferential arrangement (such as, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest); “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature, including any governmental agency or authority; and “Subsidiary” means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

Unless otherwise defined or the context otherwise requires, all accounting terms used herein shall be construed, and all accounting determinations and computations required hereunder shall be made, in accordance with GAAP, consistently applied.

Any of the following events which shall occur shall constitute an “Event of Default”:

1. The Borrower shall fail to pay when due any amount of principal or interest hereunder or other amount due and payable under this Note or any Collateral Document, and, in the case of any such non-payment, the continuation of such failure for five (5) Business days after such amount was due and payable.

2. Any material representation or warranty by the Borrower in this Note or in the Collateral Documents shall prove to have been breached in any material respect when made.

3. The Borrower shall admit in writing its inability to, or shall fail generally to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or the Borrower shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower pursuant to the Bankruptcy Code or any such other state or federal law; or the Borrower shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Borrower’s property, or shall take any action to authorize any of the actions or events set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against the Borrower and shall not be dismissed within 60 days, provided that Borrower is seeking to dismiss such involuntary petition; or any order for relief shall be entered against the Borrower in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this paragraph 3.

4. The Borrower shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by this Note, (ii) suspend or terminate its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this paragraph 4.

5. The Borrower shall (i) fail to make any payment of any principal of, or interest or premium on any Indebtedness (other than the Qualified Loan or in respect of this Note) in an aggregate amount (including undrawn committed or available amounts) of at least $250,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) there shall be an event of default under the Qualified Loan which has been recognized by the lender or is otherwise obvious and unambiguous under the Qualified Loan and has not been waived in writing or is not the subject to a written forbearance agreement within the applicable cure period under the Qualified Loan.

6. A final judgment or order for the payment of money in excess of $250,000 which is not fully covered by third-party insurance shall be rendered against the Borrower, or any non-monetary judgment or order shall be rendered against the Borrower, any Guarantor or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and in each case there shall be any period of thirty (30) consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

7. The Borrower shall fail to perform or observe (a) any covenant set forth in Sections 5(b)(ii), 5(b)(iii), or 5(b)(v) of the Security Agreement or (b) any other material term, covenant or agreement contained in the Collateral Documents on its part to be performed or observed and the failure described in subsection (b) hereof has or is reasonably likely to have an adverse impact on Borrower or any Guarantor of at least $250,000 and which remains unremedied or uncured until the earlier of ten (10) days after notice from Lender or sixty (60) days after Borrower first has knowledge of such failure to perform or observe.

8. Any levy upon, seizure or attachment of any of the Collateral with a value of at least $250,000 individually or $500,000 in the aggregate which shall not have been rescinded or withdrawn.

If any Event of Default shall occur and be continuing, the Lender may (i) with written notice to the Administrative Borrower, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender’s rights and remedies under the Collateral Documents and any Guaranty, and proceed to enforce all other rights and remedies available to the Lender under applicable law.

No amendment or waiver of any provision of this Note or any other Collateral Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability) to the respective parties hereto at or to the following addresses (or at or to such other address as shall be designated by any party in a written notice to the other parties hereto):

If to the Lender:	Hansen Medical, Inc.
800 E. Middlefield Road
Mountain View, CA 94043
Attn: Arthur Hsieh

If to the Borrower:	Luna Innovations Incorporated
One Riverside Circle, Suite 400
Roanoke, VA 24016
Attn: Fourd Kemper

All such notices and communications shall be effective when received.

This Note and the Collateral Documents reflect the entire agreement between Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Note, or any other Collateral Document are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

Time is of the essence for the performance of each and every obligation under this Note.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender, and the fees and disbursements of counsel, in connection with (i) any Events of Default (including enforcement of this Note and the Collateral Documents, and (ii) any out-of-court workout or restructuring or in any bankruptcy case, including, without limitation, any and all reasonable costs and expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe in a material respect its obligations contained herein. In addition, the Borrower agrees to indemnify the Lender against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges, not including any income taxes, imposed by any jurisdiction upon the Secured Party by reason of the execution, delivery, performance and enforcement of this Note or any other Collateral Document.

This Note shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective permitted successors and assigns.

The Borrower will maintain a register in which it will record the initial ownership of this Note and any changes in ownership of this Note which occur as permitted by and in compliance with the terms hereof.

The Borrower shall not have the right to assign its rights and obligations in connection with this Note and any Collateral Document or any interest herein or therein without the prior written consent of the Lender.

This Note is secured by certain collateral (the “Collateral”) more specifically described in the Security Agreement (the “Security Agreement”) and the Patent and Trademark Security Agreement between the Borrower and the Lender of even date herewith, any control agreement for the purposes of perfecting the Lender’s security interest in any deposit or securities accounts of the Borrower and any other agreement pursuant to which the Borrower, any Guarantor or any other Person provides a Lien on its assets in favor of the Lender (all collectively called the “Collateral Documents”).

THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS, OR APPLICABLE FEDERAL LAW AS TO A PARTICULAR SUBJECT WHERE FEDERAL LAW GOVERNS, SUCH AS FOR EXAMPLE, THE PATENT ACT GOVERNING PATENTS OR THE COPYRIGHT ACT GOVERNING COPYRIGHTS.

Each Party hereby (i) consents and submits to the venue and exclusive jurisdiction of the Bankruptcy Court and the courts of New Castle County in the State of Delaware and the Federal courts of the United States sitting in such part of the District of Delaware (without prejudice to either the retained rights and jurisdiction of the Bankruptcy Court), (ii) agrees that all claims may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection that it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Each of the parties hereby consents to service of process by any party in any suit, action or proceeding in accordance with such applicable law.

THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE.

IN WITNESS WHEREOF, the Borrower has duly executed this Note, as of the date first above written.

LUNA INNOVATIONS INCORPORATED

By
Name: Kent A. Murphy
Title: CEO

LUNA TECHNOLOGIES INC.

By
Name: Scott A. Graeff
Title: President